UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 744-8055

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On December 19, 2024, Aadi Bioscience, Inc. (“Aadi”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with KAKEN INVESTMENTS INC., a Delaware corporation (“Purchaser”), KAKEN PHARMACEUTICAL CO., LTD (“Guarantor”), and Aadi Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Aadi (“Private Aadi”). The Purchase Agreement provides that, on the terms and subject to the conditions set forth in the Purchase Agreement, Purchaser will acquire 100% of the outstanding shares of capital stock of Private Aadi from Aadi at the closing of the transactions contemplated thereby (the “Stock Purchase”) for a purchase price of $100,000,000, subject to customary adjustments for Private Aadi’s levels of cash, indebtedness, net working capital and transaction expenses as of the closing.

Guarantor is a party to the Purchase Agreement for the limited purpose of guaranteeing to Aadi and Private Aadi certain obligations of Purchaser under the Purchase Agreement, including the payment of the purchase price and adjustments thereto.

The board of directors of Aadi (the “Board”) determined that the Purchase Agreement and the transactions contemplated by the Purchase Agreement, including the Stock Purchase, are advisable, fair to and in the best interests of Aadi and its stockholders, and approved the Purchase Agreement and the transactions contemplated by the Purchase Agreement. The Board also resolved to recommend that Aadi’s stockholders vote in favor of, and authorize the approval of, the Purchase Agreement and the Stock Purchase.

Completion of the Stock Purchase is subject to customary closing conditions, including: (1) the approval of the Purchase Agreement and the Stock Purchase by the holders of a majority of the outstanding shares of Aadi’s capital stock entitled to vote to approve the Purchase Agreement and Stock Purchase; (2) all consents and approvals (if any) required under certain regulatory laws having been obtained; and (3) the absence of any law or order preventing, materially restraining or materially impairing the consummation of the Stock Purchase. Completion of the Stock Purchase is also subject, with certain exception, to the completion of certain internal pre-closing restructuring transactions.

The Purchase Agreement contains customary representations and warranties made by each of Aadi and Purchaser, and customary covenants made by each of Aadi, Private Aadi and Purchaser, including, among others, covenants by Aadi regarding the conduct of its and Private Aadi’s business prior to the closing of the Stock Purchase, and a restrictive covenant that limits Aadi from engaging in certain business activities for four years following the closing of the Stock Purchase. The representations and warranties made by Aadi are subject to a buyer-side representation and warranty insurance policy obtained by Purchaser (“RWI Policy”). The RWI Policy is subject to a retention amount, policy exclusions, policy limits and certain other customary terms and conditions, the cost of which is being shared equally between Purchaser and Aadi. In addition, Aadi has agreed to indemnify Purchaser for losses resulting from (1) any inaccuracy in or breach of certain representations and warranties of Aadi contained in the Purchase Agreement, (2) any breach or failure to comply with Aadi’s or Private Aadi’s covenants, agreements and other obligations pursuant to the Purchase Agreement or other ancillary agreement to the Purchase Agreement, (3) amounts that should have been included in Private Aadi transaction expenses, (4) all costs incurred by Private Aadi pre-closing in connection with the pre-closing restructuring transactions, (5) certain litigation-related costs, (6) certain policy exclusions under the RWI Policy, and (7) certain pre-closing tax matters as set forth in the Purchase Agreement. Aadi’s indemnification obligations are subject to certain limitations, including a cap equal to $5,000,000 for losses relating to any inaccuracy in or breach of any representation or warranty or losses relating to certain policy exclusions under the RWI Policy.

Aadi and Private Aadi are also subject to customary “no-shop” restrictions on their ability (and the ability of their subsidiaries and representatives) to: (1) solicit alternative acquisition proposals from third parties; (2) subject to certain exceptions, furnish non-public information relating to Aadi and Private Aadi to third parties in connection with an alternative acquisition proposal; (3) subject to certain exceptions, participate or engage in discussions or negotiations with third parties regarding alternative acquisition proposals; and (4) enter into any agreement with third parties regarding alternative acquisition proposals. In addition, Aadi has agreed that, subject to certain exceptions, the Board will not withdraw its recommendation that Aadi’s stockholders vote to approve the Purchase Agreement and the Stock Purchase.

Either Aadi or Purchaser may, subject to certain exceptions, terminate the Purchase Agreement if: (1) the closing of the Stock Purchase has not occurred by June 30, 2025, which date, subject to certain conditions, may be extended to September 30, 2025; or (2) Aadi’s stockholders fail to approve the Purchase Agreement and the Stock Purchase at a special meeting of Aadi’s stockholders at which a vote is taken on the approval of the Purchase Agreement and the Stock Purchase. Aadi may also terminate the Purchase Agreement in certain additional limited circumstances, including to allow Aadi to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Purchase Agreement), subject to Aadi’s compliance with certain related covenants, including its obligation to provide Purchaser with a “match” right prior to any such termination. Purchaser may also terminate the Purchase Agreement in certain additional limited circumstances, including if the Board withdraws its recommendation that Aadi’s stockholders vote to approve the Purchase Agreement and the Stock Purchase.

Upon termination of the Purchase Agreement under specified circumstances, Aadi will be required to pay Purchaser a termination fee of $3,500,000. Specifically, this termination fee is payable by Aadi to Purchaser if the Purchase Agreement is terminated: (1) within an agreed period of time following the Board’s determination to change its recommendation with respect to the Purchase Agreement and the Stock Purchase; or (2) by Aadi in order to enter into an agreement providing for a Superior Proposal. The termination fee will also be payable if: (a) the Purchase Agreement is terminated under certain circumstances; (b) prior to such termination (but after the date of the Purchase Agreement) a proposal is made to acquire at least 50 percent of Aadi, or in certain circumstances provided to the Board, and not withdrawn or abandoned at least five business days prior to the termination of the Purchase Agreement; and (c) Aadi subsequently enters into a definitive agreement providing for an alternative acquisition transaction within one year of such termination and such transaction is subsequently consummated. Finally, the termination fee will also be payable if Aadi’s stockholders fail to approve the Purchase Agreement and the Stock Purchase, and also fail to approve other matters that will be set forth in the proxy statement described below.

The Purchase Agreement also provides that Aadi, on one hand, or Purchaser, on the other hand, may bring an action to specifically enforce the obligations under the Purchase Agreement, including the obligation to consummate the Stock Purchase if the conditions set forth in the Purchase Agreement are satisfied.

Aadi’s aggregate liability for monetary damages for breaches of the Purchase Agreement are capped at the total amounts paid to Aadi as consideration under the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Purchase Agreement has been included to provide Aadi’s stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Aadi, Private Aadi, Purchaser or their respective affiliates. The representations, warranties and covenants contained in the Purchase Agreement: have been made solely for the purposes of the Purchase Agreement and as of specific dates; were made solely for the benefit of the parties to the Purchase Agreement; are not intended as statements of fact to be relied upon by Aadi’s stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Aadi’s stockholders or other security holders. Aadi’s stockholders and other security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Aadi, Private Aadi, Purchaser or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Aadi’s public disclosures. Aadi acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading. The Purchase Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Purchase Agreement, the Stock Purchase, Aadi, Private Aadi, Purchaser, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the proxy statement that Aadi intends to file with the Securities and Exchange Commission (the “SEC”) relating to, among other matters, the Purchase Agreement, the Stock Purchase, the License Agreement (as defined below) and the PIPE Financing (as defined below) (the “Proxy Statement”), as well as in Aadi’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that Aadi makes from time to time with the SEC.

Stockholder Support Agreements

In connection with the execution of the Purchase Agreement, Purchaser and Aadi entered into voting and support agreements (the “Stockholder Support Agreements”) with each of the directors and executive officers of Aadi, certain of their affiliates, and one other significant stockholder of Aadi, who collectively beneficially own or control an aggregate of approximately 36% of the outstanding shares of Aadi’s common stock. The Stockholder Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Aadi common stock beneficially owned by such stockholder as of the record date of the meeting in favor of the Purchase Agreement, the Stock Purchase and the other transactions contemplated by the Purchase Agreement, as well as certain other transactions described below, at a special meeting of Aadi’s stockholders to be held in connection with, among other things, the Purchase Agreement, the Stock Purchase, the License Agreement and the PIPE Financing.

The foregoing description of the Stockholder Support Agreements do not purport to be complete and are qualified in their entirety by reference to the form of the Stockholder Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

License Agreement

On December 19, 2024, Aadi entered into an Intellectual Property License Agreement (the “License Agreement”) with WuXi Biologics (Shanghai FX) Co., Ltd. (“WuXi Biologics”) for exclusive rights to certain patents and know-how pertaining to WuXi Biologics’ pre-clinical antibody drug conjugate programs leveraging Hangzhou DAC Biotechnology Co., Ltd.’s (“DAC”) linker payload technology targeting each of Mucin-16 (“MUC16”), Protein Tyrosine Kinase 7 (“PTK7”) and Seizure Related 6 Homolog (“SEZ6”) (each a “Program,” and collectively, the “Programs”). Under the License Agreement, Aadi agreed to pay WuXi Biologics a non-refundable, partial upfront payment of $6 million and an additional non-refundable, upfront payment of $38 million within ninety (90) days after the effective date of the License Agreement, which may be extended by either party for an additional thirty (30) days, in each case, for the rights and licenses granted to Aadi by WuXi Biologics.

In accordance with the License Agreement, WuXi Biologics is eligible to receive from Aadi (a) up to an aggregate of $265 million upon the achievement of certain development milestones, and (b) up to an aggregate of $540 million upon the achievement of certain commercial milestones, in each case, across all Programs. WuXi Biologics is also entitled to running royalties during the agreed upon royalty term ranging from low-single-digit to upper-single-digit percentages of annual net sales of licensed products in the territory.

Each party may terminate the License Agreement in its entirety, or on a Program-by-Program basis, as applicable, if the other party remains in material breach of the License Agreement following a cure period to remedy the material breach or if the other party is declared insolvent or in similar financial distress. In addition, WuXi Biologics may terminate the License Agreement on a Program-by-Program basis if Aadi does not meet certain development due diligence milestones. Aadi may terminate the License Agreement in its entirety, or on a Program-by-Program basis, as applicable, with or without cause. Further, the License Agreement will terminate in its entirety if Aadi fails to pay the second upfront payment of $38 million.

The foregoing summary of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, which Aadi expects to file with the SEC as an exhibit to the Proxy Statement.

PIPE Financing and Subscription Agreement

On December 19, 2024, Aadi entered into a Subscription Agreement (the “Subscription Agreement”) with each of the purchasers named therein (the “PIPE Investors”), pursuant to which Aadi agreed to sell to the PIPE Investors (i) 21,592,000 shares of Aadi’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $2.40 per share, and (ii) 20,076,500 pre-funded warrants to acquire Common Stock (the “Pre-Funded Warrants”), at a purchase price of $2.3999 per share, for an aggregate purchase price of $100 million (collectively, the “PIPE Financing”). The Pre-Funded Warrants will have an exercise price of $0.0001 per share of Common Stock, be immediately exercisable, and remain exercisable until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, at the election of the holder, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The holders of Pre-Funded Warrants may increase or decrease such percentages not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The closing of the PIPE Financing is expected to occur on a date that is no later than five business days from the date on which the Required Stockholder Approval (as defined in the Subscription Agreement) is obtained.

Jefferies LLC acted as exclusive placement agents for the PIPE Financing and the Company agreed to pay them customary placement fees and reimburse certain of their expenses.

Certain directors, affiliated funds of directors, and an executive officer of Aadi entered into the Subscription Agreement in connection with the PIPE Financing, and committed to purchase an aggregate of $12,910,000 of shares of common stock and/or Pre-Funded Warrants. The participation of these PIPE Investors in the PIPE Financing was disclosed to, and approved by, the Board and the audit committee of the Board. In addition, pursuant to the terms of the Subscription Agreement, the executive officers and directors of the Company have entered into“lock-up”arrangements, which generally prohibit the sale, transfer or other disposition of securities of the Company, subject to certain exceptions, until the shares and shares underlying the Pre-Funded Warrants purchased by the PIPE Investors are registered for resale with the SEC.

The foregoing summary of the Subscription Agreement and the Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement and the form of Pre-Funded Warrant, which are filed as Exhibit 10.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The PIPE Financing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The PIPE Investors intend to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the securities issued in the PIPE Financing.

Registration Rights Agreement

At the closing of the PIPE Financing, in connection with the Subscription Agreement, Aadi intends to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the PIPE Investors. Pursuant to the Registration Rights Agreement, Aadi will prepare and file a resale registration statement with the SEC on or prior to the later of (i) thirty (30) days following the closing of the PIPE Financing and (ii) five (5) business days following the filing of Aadi’s audited financial statements for the year ended December 31, 2024. Aadi will use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 60 calendar days of the closing of the PIPE Financing (or within 90 calendar days if the SEC reviews the registration statement), subject to acceleration under certain circumstances.

Aadi will also agree, among other things, to indemnify each participating holder, their officers, directors, members, employees, and agents, successors and assigns, and each other person, if any, who controls such participating holder within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), under the registration statement from certain losses, claims, damages, liabilities and expenses incident to Aadi’s obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information in Item 1.01 of this Current Report on Form 8-K relating to the PIPE Financing is incorporated herein by reference.

The shares to be issued by Aadi in the PIPE Financing will be issued in private placements exempt from registration under Section 4(a)(2) of the Securities Act, and/or Regulation D promulgated thereunder, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2024, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Baiteng Zhao, Ph.D. to the Board, effective immediately. Dr. Zhao will serve as a Class I director, with a term expiring at the annual meeting of stockholders to be held in 2027.

Dr. Zhao has served as a freelance consultant since August 2024. Dr. Zhao co-founded ProfoundBio in 2018, a clinical-stage biotech company specializing in the development of novel antibody-drug conjugates (ADCs) for solid tumors and hematological malignancies, and served as the Chairman and CEO of the company until its acquisition by Genmab for $1.8 billion in May 2024. Prior to ProfoundBio, Dr. Zhao was responsible for the modeling and simulation strategies for the development pipeline and supported preclinical and clinical development of ADC candidates at Seagen (now part of Pfizer) from November 2009 to April 2018. Earlier in his career, Dr. Zhao worked in the Clinical PK/PD group at Merck Research Laboratories (MRL, USA) starting in April 2006. Dr. Zhao holds a bachelor’s degree in biology from Peking University and Ph.D. from the College of Pharmacy at the University of Texas at Austin. He completed his postdoctoral fellowship at the State University of New York at Buffalo. The Board believes that Dr. Zhao is qualified to serve as a director of the Company because of his extensive industry background and experience in drug development.

Dr. Zhao will be compensated in accordance with Aadi’s outside director compensation policy (the “Policy”). Pursuant to the Policy, Dr. Zhao will be entitled to receive $40,000 per year for service as a member of the Board, paid quarterly in arrears on a pro-rata basis.

In connection with Dr. Zhao’s appointment to the Board as a non-employee director and pursuant to the Company’s 2021 Equity Incentive Plan and the Policy, Dr. Zhao also automatically received an initial award of stock options to purchase shares of common stock of Aadi (the “Initial Award”) with an aggregate grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of $106,000, which will vest as to one thirty-sixth (1/36th) of the shares subject to the Initial Award on a monthly basis following the Initial Award’s grant date on the same day of the month as such grant date (or on the last day of the month, if there is no corresponding day in such month), subject to Dr. Zhao continuing to be a service provider of Aadi.

Dr. Zhao has entered into Aadi’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.11 to Aadi’s Current Report on Form 8-K (File No. 001-38560) filed with the SEC on August 27, 2021.

There is no arrangement or understanding between Dr. Zhao and any other persons pursuant to which Dr. Zhao was elected as a director. Dr. Zhao entered in the Subscription Agreement in connection with the PIPE Financing and agreed to purchase $3 million of common stock of Aadi in the PIPE Financing, pursuant to the terms of the Subscription Agreement. There are no family relationships between Dr. Zhao and any of Aadi’s directors or executive officers.

Item 7.01	Regulation FD Disclosure

On December 19, 2024, Aadi issued a press release announcing, among other things, the execution of the License Agreement, the Subscription Agreement, and the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used by Aadi in connection with the License Agreement, the Subscription Agreement and the Purchase Agreement, including during the webcast referenced in the aforementioned press release.

The information in Item 7.01 of this Current Report on Form 8-K, including the information incorporated by reference from Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information incorporated by reference from Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Aadi under the Securities Act.

Additional Information About the Proposed Transactions for Investors and Shareholders

This communication relates to the proposed transactions described above and may be deemed to be solicitation material in respect of the proposed transactions. In connection with the proposed transactions described above, Aadi will file a Proxy Statement with the SEC. This communication is not a substitute for the Proxy Statement or any other documents that Aadi may file with the SEC or send to Aadi shareholders in connection with the proposed transactions. Before making any voting decision, investors and securityholders are urged to read the Proxy Statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transactions as they become available because they will contain important information about the proposed transactions and related matters.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

Aadi and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Aadi in connection with the proposed transactions. Information about Aadi’s directors and executive officers is set forth in Aadi’s definitive proxy statement filed with the SEC on April 26, 2024, and in subsequent filings made by Aadi with the SEC. Other information regarding the interests of such individuals, as well as information regarding Aadi’s directors and executive officers and other persons who may be deemed participants in the proposed transactions, will be set forth in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward Looking Statements

This communication contains “forward-looking statements” based upon Aadi’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, statements about the structure, timing and completion of the proposed transactions, including, but not limited to, the Purchase Agreement, the Stock Purchase, the License Agreement, and the PIPE Financing; the business of Aadi; the proposed PIPE Financing and its terms; the use of proceeds from the proposed transactions; and the intended benefits from Aadi’s license agreement with WuXi Biologics. Actual results and the timing of events may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation: (i) risks associated with Aadi’s ability to obtain the stockholder approval required to consummate the proposed transactions, and the timing of the closing of the proposed transactions, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction, including the Stock Purchase and the PIPE Financing, will not occur; (ii) the response of Aadi’s stockholders to the proposed transactions; (iii) risks related to Aadi’s ability to manage its operating expenses and its expenses associated with the proposed transactions pending closing; (iv) unexpected costs, charges, expenditures or expenses resulting from the proposed transactions; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transactions; and (vi) risks associated with the possible failure to realize certain anticipated benefits of the proposed transactions, including with respect to future financial and operating results. Actual results and the timing of events may differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in Aadi’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 13, 2024 and in other filings that Aadi makes and will make with the SEC in connection with the proposed transactions, including the Proxy Statement described above under “Additional Information about the Proposed Transaction for Investors and Shareholders.” You should not place undue reliance on these forward-looking statements, which apply only as of the date of this communication. Aadi expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1 †	Stock Purchase Agreement, dated December 19, 2024, among Aadi Bioscience, Inc., KAKEN INVESTMENTS INC., KAKEN PHARMACEUTICAL CO., LTD., and Aadi Subsidiary, Inc.

4.1	Form of Pre-Funded Warrant to Purchase Common Stock.

10.1	Form of Voting and Support Agreement, dated as of December 19, 2024, among KAKEN INVESTMENTS INC., Aadi Bioscience, Inc. and the stockholder of Aadi Bioscience, Inc. party thereto.

10.2	Subscription Agreement, dated December 19, 2024, and each purchaser identified on Exhibit A thereto.

10.3	Form of Registration Rights Agreement, by and among Aadi Bioscience, Inc. and the purchasers thereto.

99.1	Press Release, dated December 19, 2024

99.2	Aadi Bioscience, Inc. Corporate Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AADI BIOSCIENCE, INC.

Dated: December 20, 2024	/s/ Scott Giacobello
Scott Giacobello
Chief Financial Officer